UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2009

SOLAR THIN FILMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13549 (Commission File Number)	95-4359228 (IRS Employer Identification No.)

25 Highland Blvd., Dix Hills, New York 11746
Telephone No.: (516) 417-8454
(Address and telephone number of Registrant's principal
executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྎ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྎ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྎ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྎ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective September 3, 2009, Solar Thin Films, Inc. (the “Company”) amended its Certificate of Incorporation (the “Certificate of Incorporation”) by filing a certificate of amendment (the “Amendment”) with the Secretary of State of the State of Delaware for purposes of effectuating a one-for-five reverse split of the issued and outstanding shares of common stock of the Company (the “Reverse Split”).  In connection with the Reverse Split, the trading symbol of the Company’s common stock as quoted on the Over-the-Counter Bulletin Board was changed to “SLTZ.OB”, effective as of September 3, 2009.

Article Fourth of the Certificate of Incorporation was amended to include the following provision as the last sentence thereof:

“The Board of Directors is authorized, without approval from the stockholders, to take all steps necessary to effect, or in its discretion not to effect, a reverse split of the common stock of the Corporation on the basis of a ratio of five pre-split shares for every one post-split share of common stock (the “Reverse Split”), and further that the Board of Directors be authorized to take all other actions necessary and appropriate to effect such Reverse Split, if so required.”

The foregoing is a summary of the Amendment.  Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Amendment attached to this Current Report on Form 8-K in Exhibit 3.1 and incorporated herein by reference.

On September 8, 2009, the Company issued a press release announcing the Reverse Split, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

 (c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of Solar Thin Films, Inc.

99.1	Press Release of Solar Thin Films, Inc. dated as of September 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR THIN FILMS, INC.

Date: September 8, 2009	By:	/s/ Robert M. Rubin
Robert M. Rubin
Chief Executive Officer